UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 22, 2009 (May 19, 2009)

ANCHOR FUNDING SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, CA	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On November 21, 2008, the Registrant’s operating subsidiary, Anchor Funding Services, LLC (“Anchor’) reported entering into a Loan and Security Agreement with Textron Financial Corporation (the “Credit Facility”).  On May 20, 2009, the Registrant amended its Credit Facility to modify certain financial covenants which modifications the Registrant believes are favorable to it. These modifications will immediately increase our leverage to borrow based on our tangible net worth and allow us to use the Credit Facility for factoring portfolio acquisitions. However, the amendment accelerates the expiration date of the Credit Facility from November 21, 2011 to December 31, 2009 and decreases the facility from $15,000,000 to $5,000,000. The Credit Facility continues to contain customary representations and warranties, covenants, events of default and limitations, among other provisions.  Morry F. Rubin, Chief Executive Officer, and Brad Bernstein, President, each personally guaranteed $250,000 of the line of credit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

The following exhibit is filed with this Form 8-K.

10.1	Amendment to Loan and Security Agreement with Textron Financial Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR FUNDING SERVICES, INC.,
a Delaware corporation

May 22, 2009	By:	/s/ Brad Bernstein
Brad Bernstein, President and Chief Financial Officer